MANAGEMENT'S DISCUSSION AND ANALYSIS

On June 8, 1998, Modis filed an initial public offering for the Company's subsidiary Strategix Solutions, Inc. ('Strategix') for the proposed partial initial public offering and subsequent spin off (subject to certain conditions) of the Company's Commercial operations which included its Teleservices, and Health Care divisions. On August 27, 1998, before the initial public offering was consummated, the Company announced its intention to sell Strategix to Randstad Holding nv for $850 million in cash. The effective date of the sale was September 27, 1998. As a result of this transaction, the Company's Consolidated Financial Statements and Management's Discussion and Analysis have been reclassified to report Strategix as discontinued operations for all periods presented.

The following detailed analysis of operations should be read in conjunction with the 1997 Financial Statements included elsewhere in this Form 8-K.

FISCAL 1997 COMPARED TO FISCAL 1996

Results from continuing operations

Revenue. Revenue increased $584.1 million, or 100.7% to $1,164.1 million in fiscal 1997 from $580.0 million in fiscal 1996. The increase was attributable by division to: Information Technology, $380.2 million or an increase of 95.0% and Professional Services, $203.9 million or an increase of 113.5%. The increases in the Information Technology and Professional Services divisions were due to both internal growth and, more significantly, to the revenues of acquired companies. The revenue for the Company's Information Technology Division is obtained through the modis solutions and modis consulting groups. modis solutions provided approximately 17.6% and 18.4% of the divisions revenue for the years ended 1997 and 1996 as compared to 82.4% and 81.6% which was provided by the divisions modis consulting group during the same respective periods. The Company plans to continue to expand the percentage of revenue contributed through its modis solutions group as it expands that groups offerings thoughout the modis consulting network. The Company's professional services division consists of the accounting, legal, technical, outplacement and scientific groups which contributed 24.3%, 20.3%, 39.1%, 9.6% and 6.7% of the professional services divisions revenues by group during 1997 as compared to 8.8%, 15.1%, 74.0% 0.0% and 2.1% during 1996.

Gross Profit. Gross profit increased $175.3 million or 114.4% to $328.5 million in fiscal 1997 from $153.2 million in fiscal 1996. Gross margin increased to 28.2% in fiscal 1997 from 26.4% in fiscal 1996. The overall increase in the Company's gross margin was due to the Company's continued migration into the more specialized, higher margin disciplines within the Information Technology and Professional Services divisions.

Operating Expenses. Operating expenses increased $89.8 million, or 73.6%, to $211.7 million in fiscal 1997 from $122.0 million in fiscal 1996. Included in operating expenses in fiscal 1996 is $14.4 million in merger related expenses associated with the merger of the Company with Career Horizons, Inc. Operating expenses before non-recurring merger related costs as a percentage of revenue decreased to 18.2% in fiscal 1997, from 18.5% in fiscal 1996. The decrease was due to the Company's ability to spread its expenses over a larger revenue base. The Company's general and administrative ("G&A") expenses increased $92.1 million or 94.8% to $189.3 million in fiscal 1997 from $97.2 million in fiscal 1996. The increase in G&A expenses was primarily related to: the effects of acquisitions made by the Company, internal growth of the operating companies post-acquisition, investments made to improve infrastructure and to develop technical practices and higher expenses at the corporate level to support the growth of the Company. Included in general and administrative expenses during 1997 are the costs associated with projects underway to ensure accurate date recognition and data processing with respect to the Year 2000 as it relates to the Company's business, operations, customers and vendors. The Company expects to substantially complete the Year 2000 conversion projects by the end of 1998. These costs have been immaterial to date and are not expected to have a material impact on the Company's results of operations, financial condition or liquidity in the future.

Income from Operations. As a result of the foregoing, income from operations increased $85.5 million or 273.8% to $116.8 million in fiscal 1997 from $31.2 million in fiscal 1996. Income from operations before non-recurring merger related costs increased $71.1 million, or 155.6% to $116.8 million in fiscal 1997 from $45.7 million in fiscal 1996. Income from operations before non-recurring merger related costs as a percentage of revenue increased to 10.0% in fiscal 1997 from 7.9% in fiscal 1996.

Interest Expense. Interest expense increased $11.6 million , or 386.7%, to $14.6 million in fiscal 1997 from $3.0 million in fiscal 1996. The increase in interest expense resulted from a combination of the utilization of the Company's credit facility, and the timing of the common stock offering in April 1996. The proceeds from the Company's offering in April 1996 and the borrowings from the Company's credit facility were primarily used for the purchases of businesses.

Income Taxes. The Company's effective tax rate was 38.0% in fiscal 1997 compared to 56.8 %, including the effect of the pro forma tax provision, in fiscal 1996. The decrease in the effective tax rate was due to the higher level of taxable income in 1996 as a result of the non-deductible, non-recurring merger related costs in connection with the acquisitions of The McKinley Group, Inc., HJM Consulting, Inc. and Career Horizons, Inc. during 1996.

Income from continuing operations. As a result of the foregoing, income from continuing operations increased $54.8 million, or 637.2%, to $63.4 million in 1997 from $8.6 million in fiscal 1996. Income from continuing operations as a percentage of revenue increased to 5.4% in fiscal 1997 from 1.5% in fiscal 1996, due primarily to the reduction of non-recurring merger related costs during 1997 and the acquisition of cash-basis S-corporations accounted for under the pooling of interests method of accounting, which required a one-time increase to the current period income tax provision during 1996. Exclusive of these non-recurring costs, income from continuing operations during 1996 would have increased $10.8 million to $19.4 million, increasing pro forma net income as a percentage of revenue to 3.3%.

Results from discontinued operations

Income from Discontinued Operations. Income from discontinued operations, after tax, increased $16.1 million, or 71.2% to $38.7 million for fiscal 1997 versus $22.6 million for fiscal 1996. Reported revenues from discontinued operations were $1,260.7 million for fiscal 1997 versus $1,031.4 million for fiscal 1996. Operating income for the discontinued operations was $69.8 million for fiscal 1997 versus $42.1 million during fiscal 1996. Results of discontinued operations include allocations of consolidated interest expense totaling $4.4 million and $0.4 million for fiscal 1997 and 1996, respectively. The allocations were based on the historic funding needs of the discontinued opertaions, including: the purchases of property, plant and equipment, acquisitions, current income tax liabilities and fluctuating working capital needs.

FISCAL 1996 COMPARED TO FISCAL 1995

Results from continuing operations

Revenue. Revenue increased $489.5 million, or 541.0% to $580.0 million in fiscal 1996 from $90.5 million in fiscal 1995. The increase was attributable by division to: Information Technology $339.0 million, or an increase of 551.9% and Professional Services, $150.5 million or an increase of 518.0%. The increases in the Information Technology and Professional Services Divisions was due to internal growth, and more significantly, the revenue contribution of acquired companies. The revenue for the Company's Information Technology Division is obtained through the modis solutions and modis consulting groups. modis solutions provided approximately 18.4% and 70.1% of the divisions revenue in the years ended 1996 and 1995, respectively. The decrease in the percentage of modis solutions revenue as a percentage of the divisions overall revenue is due to the acquisition of two solutions companies in 1996 which were accounted for as poolings of interests, which resulted in the restatement of the 1995 financial statements to include their results. This restatement caused the 1995 results to be predominantly that of solutions companies. When the restated results are compared to 1996, when the Company completed numerous acquisitions of consulting companies which were accounted for under the purchase method of accounting and therefore do not require restatements, the revenue results of 1995 appear to be scewed towards the solutions group. The Company plans to continue to expand the percentage of revenue contributed through its modis solutions group as it expands that groups offerings thoughout the modis consulting network. The Company's professional division, which consists of the accounting, legal, technical, outplacement and scientific groups contributed 8.8%, 15.1%, 74.0%, 0.0% & 2.1% of that division's revenues by group during 1996, respectively as compared to 17.2%, 27.8%, 55.0% 0.0% and 0.0% during 1995.

Gross Profit. Gross profit increased $125.1 million, or 445.1%, to $153.2 million in fiscal 1996 from $28.1 million in fiscal 1995. Gross margin decreased to 26.4% in fiscal 1996 from 31.1% in fiscal 1995.The overall in the Company's gross margin was due to the effect of acquisitions, mostly of solutions companies, whcih were accounted for under the pooling of interests method of accounting. This method requires all prior periods presented to be restated as if the acquisitions had occurred at the begining of respective period. As a result, the majority of the gross margin in 1995 is that of the higher margin solutions companies. In subsequent years, the gross margin becomes more normalized as purchase transactions of consulting and professional services companies become a larger percentage of the total Company's resutls.

Operating Expenses. Operating expenses increased $106.8 million, or 706.5%, to $122.0 million in fiscal 1996 from $15.1 million in fiscal 1995. Included in operating expenses in fiscal 1996 is $14.4 million in merger related expenses associated with the merger of the Company with Career Horizons, Inc. Operating expense before non-recurring merger related costs as a percentage of revenue increased significantly to 18.5% for fiscal 1996 as compared to 16.7% for fiscal 1995. The majority of the increase was due to non-cash amortization charges associated with the acquisition of several companies. Operating expenses before depreciation, amortization and non-recurring merger related costs as a percentage of revenue was 16.8% in 1996 as compared to 15.8% in 1995.

Income from Operations. As a result of the foregoing, income from operations increased $18.2 million or 140.4% to $31.2 million in fiscal 1996 from $13.0 million in fiscal 1995. Income from operations before non-recurring merger related costs increased $32.7 million, or 251.8%, to $45.7 million in fiscal 1996 from $13.0 million in fiscal 1995. Income from operations before non-recurring merger related costs as a percentage of revenue increased to 7.9% in fiscal 1996 from 14.4% in fiscal 1995. The overall decrease in operating margin is due to the effect of acquisitions, mostly Information Technology solutions companies, which were accounted for under the pooling of interests method of accounting. This method requires all prior periods presented to be restated as if the acquisition had occured at the beginning of each respective period. As a result, the majority of the operating margins in 1995 is that of the higher margin information technology solutions companies. In subsequent years, the operating margin becomes more normalized as purchase transactions of information technology consulting and professional services companies become a larger percentage of the total Company's results.

Interest Expense. Interest expense increased $1.5 million, or 103.0%, to $3.0 million in fiscal 1996 from $1.5 million in fiscal 1995. The interest expense resulted from the combination of the utilization of the Company's credit facility, the timing of the Company's common stock offerings and the notes payable to shareholders of acquired companies.

Income Taxes. The Company's effective income tax rate, including the effect of the pro forma tax provision, was 56.8%in fiscal 1996 compared to 38.9% in fiscal 1995. The increase in the effective tax rate was due to the increase in taxable income as a result of the non-deductible, non-recurring merger related costs with The McKinley Group, Inc., HJM Consulting, Inc., and Career Horizons, Inc.

Income from continuing operations. As a result of the foregoing, income from continuing operations decreased $ 1.6 million, or 15.7%, to $8.6 million in fiscal 1996 from $10.2 million in fiscal 1995. Income from continuing operations as a percentage of revenue decreased to 1.5% in fiscal 1996 from 11.3% in fiscal 1995, due to a combination of the the non-deductible, non-recurring merger related costs in 1996, and acquisitions of cash basis S-corporations accounted for under the pooling of interests method of accounting in 1996, which resulted in untaxed income being included in 1995. After giving effect to both the merger costs and the pro forma tax provisions to account for the S-corporations as C-corporations, income from continuing operations as a percentage of revenue would have been 4.3% in fiscal 1996 versus 7.8% in 1995, a result of the Information Technology Solutions companies acquired and discussed in Income from Operations, above.

Results from discontinued operations

Income from Discontinued Operations. Income from discontinued operations, after tax, increased $4.2 million, or 22.8% to $22.6 million for fiscal 1996 versus $18.4 million for fiscal 1995. Reported revenues from discontinued operations were $1,031.4 million for fiscal 1996 versus $772.5 million for fiscal 1995. Operating income for the discontinued operations were $42.1 million for fiscal 1996 versus $31.2 million during fiscal 1995. Results of discontinued operations include allocations of consolidated interest expense totaling $0.4 million and $1.2 million for fiscal 1996 and 1995, respectively. The allocations were based on the historic funding needs of the discontinued opertaions, including: the purchases of property, plant and equipment, acquisitions, current income tax liabilities and fluctuating working capital needs.

LIQUIDITY AND CAPITAL RESOURCES

The Company's capital requirements have principally related to the acquisition of businesses, working capital needs and capital expenditures. These requirements have been met through a combination of bank debt, issuances of securities and internally generated funds.

Exclusive of the net assets of discontinued operations, the Company had working capital of $148.9 million and $151.6 million as of December 31, 1997 and 1996, respectively. The Company had cash and cash equivalents of $23.9 million and $96.4 million as of December 31, 1997 and 1996, respectively. The Company's operating cash flows and working capital requirements are significantly affected by the timing of payroll and the receipt of payment from the customer. Generally, the Company pays its Information Technology and Professional Services consultants semi-monthly, and receives payments from customers within 30 to 80 days from the date of invoice. For the year ended December 31, 1997, the Company generated $39.0 million of cash flow from operations; for the year ended
December 31, 1996, the Company generated $6.0 million of cash flow from operations; and for the year ended December 31, 1995, the Company generated $17.1 million of cash flow from operations. The Company's positive cash flow from operations for the year ended December 31, 1997 reflects the increased profitability of its operations and the increased collections in accounts receivable.

The Company used $365.9 million, $275.3 million and $67.1 million for investing activities in the years ended December 31, 1997, December 31, 1996 and December 31, 1995, respectively, of which $357.8 million, $306.0 million, and $23.1 million, respectively, was used for acquisitions and $8.1 million, $7.3 million, and $2.3 million, respectively, was used for capital expenditures. The Company made 20, 31 and 5 acquisitions in each of the years ended December 31, 1997, 1996 and 1995, respectively.

For the year ended December 31, 1997, the Company was provided $335.8 million of cash flows by financing activities; for the year ended December 31, 1996, the Company was provided $405.1 million of cash flow from financing activities; and for the year ended December 31, 1995, the Company was provided $106.4 million of cash flow by financing activities. During fiscal 1997, these amounts primarily represent net borrowings from the Company's credit facility, which were used primarily to fund acquisitions. During fiscal 1996 and 1995, the Company generated the majority of its cash flows from financing activities through Common Stock Offerings and Convertible Debenture Offerings.

Indebtedness of the Company

Prior to the sale of Strategix, the Company had a $500 million line of credit which was syndicated to a group of 20 banks, with NationsBank, N.A. as principal agent. Subsequent to the sale of Strategix, the existing facility was paid-off, and terminated. As of October 25, 1998, the Company's indebtedness consisted solely of the acquisition notes and convertible senior debentures noted below.

On October 22, 1998, the Company closed on its new $500 million revolving credit facility with NationsBank, N.A. as principal agent. The facility expires on October 21, 2003. Outstanding amounts under the credit facility will bear interest at certain floating rates as specified by the credit facility. The credit facility contains certain affirmative and negative covenants relating to the Company's operations, including a prohibition on making any business acquisitions which would result in pro forma noncompliance with the related covenants if the acquired company would meet or exceed 10% of total assets or income on a consolidated basis. In addition, approval is required by the majority lenders at such time that the cash consideration of an individual acquisition exceeds 20% of consolidated shareholder's equity.


On October 16, 1995, the Company's subsidiary, Career Horizons, Inc., issued $86.25 million of 7% Convertible Senior Notes Due 2002 which were assumed by the Company pursuant to a merger. Interest on the notes is paid semiannually on May 1 and November 1 of each year. The notes were convertible at the option of the holder thereof, at any time after 90 days following the date of original issuance thereof and prior to maturity, unless previously redeemed, into shares of common stock of the Company at a conversion price of $11.35 per share, subject to adjustment in certain events. The notes were redeemable, in whole or in part, at the option of the Company, at any time on or after November 1, 1998, at stated redemption prices, together with accrued interest. On October 1, the Company called the notes to be converted as of November 1, 1998. As of November 1, 1998, the notes were either purchased by the Company or converted into shares of the Company's common stock and are no longer outstanding.

The Company has certain notes payable to shareholders of acquired companies. The notes payable bear interest at rates ranging from 5.0% to 8.0% and have repayment terms from January 1998 to June 2000. As of November 1, 1998 the Company owed approximately $15.1 million in such acquisition indebtedness.

The Company is also obligated under various acquisition agreements to make earn-out payments to former stockholders of acquired companies over the next five years. The Company estimates the amount of these payments will total $5.6 million for the remainder of 1998, and $38.9 million, $26.2 million, $10.1 million and $3.0 million annually for the next four years. The Company anticipates that the cash generated by the operations of the acquired companies will provide a substantial part of the capital required to fund these payments.

The Company anticipates that capital expenditures for furniture and equipment, including improvements to its management information and operating systems during the next twelve months will be approximately $15 million. The Company anticipates recurring expenditures in future years to be approximately $10 million per year.

The Company believes that funds provided by operations, available borrowings under the credit facility, and current amounts of cash will be sufficient to meet its presently anticipated needs for working capital, capital expenditures and acquisitions for at least the next 12 months.

On October 31, 1998, the Company's Board of Directors authorized the repurchase of up to $200.0 million of the Company's common stock. The Company plans on funding any such repurchase through the use of either cash on hand or its credit facility.

SEASONALITY

The company's quarterly operating results are affected primarily by the number of billing days in the quarter and the seasonality of its customers' businesses. Demand for services in the information technology and professional services businesses is typically lower during the first quarter until customers'
operating budgets are finalized and the profitability of the Company's consultants is lower in the fourth quarter due to fewer billing days because of the higher number of holidays and vacation days.


INFLATION

The effects of inflation on the Company's operations were not significant during the periods presented in the financial statements. Generally, throughout the periods discussed above, the increases in revenue have resulted primarily from higher volumes, rather than price increases.

RECENT ACCOUNTING PRONOUNCEMENTS

During 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 130, Reporting Comprehensive Income, which requires that changes in comprehensive income be shown in a financial statement that is displayed with the same prominence as other financial statements. This statement is effective for the Company's 1998 fiscal year. The Company is in the process of determining its preferred disclosure format.

Additionally, during 1997, the FASB issued SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information. SFAS No. 131 requires, among other things, that certain general and financial information be disclosed for reportable operating segments of a company. SFAS No. 131 is effective for fiscal years beginning after December 15, 1997, with interim application not required in the initial year of adoption.

During 1998, the American Institute of Certified Public Accountants' Executive Committee issued Statement of Position Number 98-1 (SOP 98-1), "Accounting for the Cost of Computer Software Developed or Obtained for Internal Use". SOP 98-1 is effective for fiscal years beginning after December 15, 1998. Management believes that the Company is substantially in compliance with this pronouncement and that the implementation of this pronouncement will not have a material effect on the Company's consolidated financial position, results of operations or cash flows. The Company plans to adopt SOP 98-1 during fiscal 1999.

OTHER MATTERS

Foreign Acquisitions. During 1997, the Company, through a series of acquisitions, expanded its operations into Canada and Europe (primarily the United Kingdom). The results of operations of these acquired companies are included with those of the Company from date of acquisition and are immaterial to the Company's results of operations for fiscal 1997, and financial position as of December 31, 1997.


Year 2000 Compliance

During 1997, the Company began projects to address potential problems within the Company's operations which could result from the century change in the Year 2000. In 1998, the Company created a Year 2000 Program Office to oversee year 2000 projects and to address potential problems within the Company's operations which could result from the century change in the year 2000. The Project Office reports to the Company's Board of Directors and is staffed primarily with representatives of the Company's Corporate Information Systems Department, and has access to key associates in all areas of the Company's operations. The Project Office also uses outside consultants on an as-needed basis.

A four-phase approach has been utilized to address the Year 2000 issues: an inventory phase to identify all computer-based systems and applications
(including embedded systems) which might not be Year 2000 compliant; an assessment phase to determine what revisions or replacements would be necessary to achieve compliance and what priorities would best serve the Company; a conversion phase to implement the actions necessary to achieve compliance and to conduct the tests necessary to verify that the systems are operational; and an implementation phase to transition the compliant systems into the everyday operations of the Company. Management believes that the four phases are approximately 100%, 95%, 70% and 55% complete, respectively and estimates that all critical systems will be compliant with the century change by March 1999.

The Company has budgeted approximately $2.0 million to address the Year 2000 issue, which includes the estimated cost of all modifications and the salaries of associates and the fees of consultants addressing the issues. Approximately $1.1 million of this amount has been expended through November 1, 1998.

As a part of the Year 2000 review, the Company is examining its relationships with certain key outside vendors and others with whom it has significant business relationships to determine to the extent practical the degree of such parties' Year 2000 compliance and to develop strategies for working with them through the century change. Other than its banking relationships, which include only large, federally insured institutions, the Company does not have a relationship with any third-party vendor which is material to the operations of the Company and, therefore, believes that the failure of any such party to be Year 2000 compliant would not have a material adverse effect on the Company.

Should the Company or a third party with whom the Company deals have a systems failure due to the century change, the Company does not expect any such effect to be material and it is developing contingency plans for alternative methods of transaction processing and estimates that such plans will be finalized by March of 1999.

FORWARD LOOKING STATEMENTS

Statements made in this Report regarding the Company's expectation or beliefs concerning future events, including capital spending, expected results and the Company's liquidity situation during 1998, should be considered forward-looking and subject to various risks and uncertainties. The Company's actual results may differ materially from the results anticipated in these forward-looking statements as a result of certain factors set forth under Risk Factors and elsewhere in the Company's prospectus dated January 15, 1997, and as discussed in the Company's reports on Forms 10-Q and 8-K made under the Securities
Exchange Act of 1934. For instance, the Company's results of operations may differ materially from those anticipated in the forward-looking statements due to, among other things: the Company's ability to successfully identify suitable acquisition candidates, complete acquisitions or integrate the acquired business into its operations; the general level of economic activity in the Company's markets; increased price competition; changes in government regulations or interpretations thereof; and the continued availability of qualified temporary personnel, particularly in the information technology and other professional segments of the Company's businesses. In addition, the market price of the Company's stock may, from time to time, be significantly volatile as a result of, among other things: the Company's operating results; the operating results of other temporary staffing companies; and changes in the performance of the stock market in general.